Exhibit 99.1

GCI REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS
Consolidated Revenue of $231 million
Adjusted EBITDA of $78 million

May 4, 2016, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) announces its results for the first quarter of 2016.
Operating and Financial Highlights

Revenues in the first quarter were $231 million, flat compared with the same period in 2015, and down $10 million or four percent sequentially. Strong growth in Managed Broadband and Consumer data were offset by declines in wireless handset revenue and roaming and backhaul.

Adjusted EBITDA in the first quarter was $78 million, up $3 million or four percent when compared with the first quarter of 2015 and up $8 million or 11 percent over the fourth quarter of 2015. Growth in sequential Adjusted EBITDA in the face of declining revenues is a result of the following primary factors:
Revenues

•	$7.5 million of cash received from our new roaming agreements are deferred for revenue purposes but included in Adjusted EBITDA

•	$4 million seasonal decline in the sale of wireless handsets.

Adjusted EBITDA

•	$3 million in net data revenue growth

•	$2 million increase roaming and backhaul after including the $7.5 million adjustment

•	$1 million decline in SG&A costs

“I am pleased with our start to the year.” said Ron Duncan, GCI’s president and chief executive officer. “We have made great progress with the migration of acquired wireless subscribers onto our primary billing system, which is now over 70 percent complete. Our subscriber count is down less than one percent during the quarter, our best since the AWN transaction.  With long term agreements in place with our largest wireless roaming partners, we have better operating visibility that enables the Company to make commitments to invest in longer term projects.”

Subsequent to the quarter, we have reached an agreement to sell our urban wireless tower and rooftop sites to Vertical Bridge for approximately $90 million. The transaction is valued at approximately 20 times Tower Cash Flow. We expect the transaction to close in mid-2016.

Wireless

Wireless segment revenues were $51 million for the quarter, a 13 percent decline year-over-year and a 14 percent decline sequentially. The decline is driven primarily by our new long-term roaming arrangements.
Wireless segment Adjusted EBITDA was $40 million for the quarter, an increase of $3 million or seven percent over the first quarter of 2015 and up $1 million or four percent over the fourth quarter of 2015. Growth in Adjusted EBITDA was a result of gains in roaming and backhaul for the quarter associated with our new agreements (after adding back the cash adjustment) which eliminate most of the seasonality in this business.
The wireless segment detail is as follows:

($ millions)	1Q16	1Q15	4Q15
Wholesale Wireless	18	21	21
Roaming and Backhaul	20	24	26
USF Support	13	14	13
Total Wireless Revenue	51	59	60
Plus cash adjustment	8	0	0
Less COGS	(15)	(18)	(17)
Less SG&A and Other	(4)	(4)	(4)
Adjusted EBITDA	40	37	39

Wireline
Wireline segment revenues of $180 million for the first quarter were $8 million or five percent higher than the first quarter of 2015 and were $2 million or one percent less than the fourth quarter of 2015. Revenues year-over-year are primarily affected by growth in Managed Broadband, while the sequential comparison is affected by seasonal declines in the sale of wireless handsets.
Adjusted EBITDA for the quarter was $38 million, flat year-over-year and a 19 percent or $6 million increase sequentially. Growth sequentially is primarily a result of gains in high margin data revenues. We also received a benefit to our net wireless handset costs from the declines in handset sales while reduced SG&A expenses provided a further boost to Adjusted EBITDA.
Wireline - Consumer
Consumer revenues were $85 million for the quarter, flat year-over-year and down $4 million sequentially. Sequentially, revenue was driven lower primarily due to a seasonal $4 million decrease in equipment revenue and was accompanied by a $5 million reduction in equipment costs.

We have migrated over 61,000 acquired wireless subscribers off of the legacy billing platform over the last year. Total subscribers are down 12,600 or six percent year-over-year and are down one percent sequentially. Data subscribers are up 6,100 year-over-year and up 500 during the quarter.
We continue to expand our Gigabit red consumer data service throughout Alaska. The service, providing one gigabit consumer data speeds is now available to all of our Anchorage, Matanuska Valley, and most recently, Juneau subscribers. GCI plans to launch the Gigabit red service in Fairbanks later in 2016.
Wireline - Business Services
Business Services revenues of $52 million in the first quarter were down $1 million or three percent compared with the same period in 2015 and were flat sequentially. The decline year-over-year and the weakness sequentially have been driven by rate compression in the data market as well as downward pressure in the oil and gas sector.
Wireline - Managed Broadband
Revenues in Managed Broadband were $43 million for the quarter, up $9 million or 27 percent over the first quarter of 2015 and $3 million or seven percent over the prior quarter. We are continuing our significant investments in the TERRA network over the next two years to expand rural community coverage and ring the backbone network to increase availability.
SG&A

SG&A expenses were $88 million during the quarter, up $4 million or four percent from a year ago and down $1 million or one percent sequentially. Year-over-year growth is a result of additional network support spending as well as spending associated with our new billing system that was announced in the fourth quarter.

Other Events

GCI repurchased 0.6 million shares of its Class A common stock during the first quarter at a cost of $11 million, or $18.17 per share.
Capital expenditures for the quarter totaled $34 million.
2016 Guidance
GCI reiterates the following guidance for 2016:

•	Revenue is expected to be between $930 million and $980 million in 2016.

•	Adjusted EBITDA is expected to be between $295 million and $325 million.

•	Capital expenditures are expected to be approximately $210 million.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call

The Company will hold a conference call to discuss the financial results on Thursday, May 5th, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions.
A replay of the call will be available for 72-hours by dialing 877-344-7529, access code 10069357 (International callers should dial +1-412-317-0088).
Forward-Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.
Contacts:
Investors: Kyle Jones, 907.868.7105; kjones@gci.com
Media: Heather Handyside, 907.868.6838, hhandyside@gci.com

# # #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	March 31,	December 31,
ASSETS	2016	2015
Current assets:
Cash and cash equivalents	$13,458	26,528

Receivables	223,898	208,384
Less allowance for doubtful receivables	2,629	3,630
Net receivables	221,269	204,754

Prepaid expenses	16,649	12,862
Inventories	10,435	11,322
Other current assets	213	3,129
Total current assets	262,024	258,595

Property and equipment	2,408,282	2,384,530
Less accumulated depreciation	1,327,534	1,290,149
Net property and equipment	1,080,748	1,094,381

Goodwill	239,263	239,263
Cable certificates	191,635	191,635
Wireless licenses	86,347	86,347
Other intangible assets, net of amortization	70,256	69,290
Other assets	30,645	27,429
Total other assets	618,146	613,964
Total assets	$1,960,918	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	March 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2016	2015
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$12,199	12,050
Accounts payable	45,694	63,014
Deferred revenue	35,289	34,128
Accrued payroll and payroll related obligations	28,240	31,337
Accrued interest (including $905 and $5,132 to a related party at March 31, 2016 and December 31, 2015, respectively)	22,686	13,655
Accrued liabilities	23,312	22,822
Subscriber deposits	1,193	1,242
Total current liabilities	168,613	178,248

Long-term debt, net (including $55,242 and $54,810 to a related party at March 31, 2016 and December 31, 2015, respectively)	1,334,652	1,329,396
Obligations under capital leases, excluding current maturities (including $1,809 and $1,824 due to a related party at March 31, 2016 and December 31, 2015, respectively)	57,375	59,651
Deferred income taxes	109,214	106,145
Long-term deferred revenue	101,355	93,427
Other liabilities (including $28,290 and $32,820 for derivative stock appreciation rights with a related party at March 31, 2016 and December 31, 2015, respectively)	78,587	80,812
Total liabilities	1,849,796	1,847,679

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 35,459 and 35,593 shares at March 31, 2016 and December 31, 2015, respectively; outstanding 35,433 and 35,567 shares at March 31, 2016 and December 31, 2015, respectively	—	—
Class B. Authorized 10,000 shares; issued and outstanding 3,154 at March 31, 2016 and December 31, 2015; convertible on a share-per-share basis into Class A common stock	2,664	2,664
Less cost of 26 Class A common shares held in treasury at March 31, 2016 and December 31, 2015	(249)	(249)
Paid-in capital	7,504	6,631
Retained earnings	70,322	79,217
Total General Communication, Inc. stockholders' equity	80,241	88,263
Non-controlling interests	30,881	30,998
Total stockholders’ equity	111,122	119,261
Total liabilities and stockholders’ equity	$1,960,918	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands, except per share amounts)	2016	2015
Revenues:
Non-related party	$231,098	225,806
Related party	—	5,283
Total revenues	231,098	231,089

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	76,291	73,887
Related party	—	881
Total cost of goods sold	76,291	74,768

Selling, general and administrative expenses:
Non-related party	87,646	83,388
Related party	—	540
Total selling, general and administrative expenses	87,646	83,928

Depreciation and amortization expense	47,142	45,235
Software impairment charge	—	26,417
Operating income	20,019	741

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(19,171)	(19,848)
Related party interest expense	(1,831)	(1,137)
Derivative instrument unrealized income (loss) with related party	4,530	(2,120)
Other	502	(3,147)
Other expense, net	(15,970)	(26,252)

Income (loss) before income taxes	4,049	(25,511)
Income tax (expense) benefit	(3,067)	6,786
Net income (loss)	982	(18,725)

Net income (loss) attributable to non-controlling interests	(117)	544
Net income (loss) attributable to General Communication, Inc.	$1,099	(19,269)

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$0.03	(0.49)
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$0.03	(0.49)
Diluted net loss attributable to General Communication, Inc. common stockholders per Class A common share	$(0.04)	(0.49)
Diluted net loss attributable to General Communication, Inc. common stockholders per Class B common share	$(0.04)	(0.49)
Common shares used to calculate Class A basic EPS	33,696	36,217
Common shares used to calculate Class A diluted EPS	37,746	39,376

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2016			First Quarter 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$51,462	16,798	68,260	59,204	18,204	77,408
Data	—	106,971	106,971	—	96,446	96,446
Video	—	33,409	33,409	—	33,639	33,639
Voice	—	22,458	22,458	—	23,596	23,596
Total	51,462	179,636	231,098	59,204	171,885	231,089

Cost of goods sold	15,032	61,259	76,291	17,531	57,237	74,768

Contribution	36,430	118,377	154,807	41,673	114,648	156,321

Less SG&A	(4,011)	(83,635)	(87,646)	(4,502)	(79,426)	(83,928)
Plus cash received in excess of revenue recognized for long-term roaming arrangements	7,500	—	7,500	—	—	—
Plus share-based compensation	—	2,327	2,327	—	2,801	2,801
Plus accretion	145	247	392	216	234	450
Other	—	726	726	—	(341)	(341)
Adjusted EBITDA	$40,064	38,042	78,106	37,387	37,916	75,303

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2016			Fourth Quarter 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$51,462	16,798	68,260	60,108	21,253	81,361
Data	—	106,971	106,971	—	104,099	104,099
Video	—	33,409	33,409	—	33,753	33,753
Voice	—	22,458	22,458	—	22,131	22,131
Total	51,462	179,636	231,098	60,108	181,236	241,344

Cost of goods sold	15,032	61,259	76,291	17,002	68,595	85,597

Contribution	36,430	118,377	154,807	43,106	112,641	155,747

Less SG&A	(4,011)	(83,635)	(87,646)	(4,488)	(84,261)	(88,749)
Plus cash received in excess of revenue recognized for long-term roaming arrangements	7,500	—	7,500	—	—	—
Plus share-based compensation	—	2,327	2,327	—	2,828	2,828
Plus accretion	145	247	392	63	66	129
Other	—	726	726	—	566	566
Adjusted EBITDA	$40,064	38,042	78,106	38,681	31,840	70,521

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2016	2015	2015
Net income (loss)	$982	(18,725)	(8,879)
Income tax expense (benefit)	3,067	(6,786)	3,110
Income (loss) before income taxes	4,049	(25,511)	(5,769)

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	19,171	19,848	19,073
Related party interest expense	1,831	1,137	1,842
Derivative instrument unrealized (income) loss with related party	(4,530)	2,120	6,120
Other	(502)	3,147	(472)
Other expense, net	15,970	26,252	26,563

Operating income	20,019	741	20,794
Plus depreciation and amortization expense	47,142	45,235	46,204
Plus software impairment charge	—	26,417	—
Plus cash received in excess of revenue recognized for long-term roaming arrangements	7,500	—	—
Plus share-based compensation expense	2,327	2,801	2,828
Plus accretion expense	392	450	129
Other	726	(341)	566
Adjusted EBITDA (Note 1)	$78,106	75,303	70,521

Note:
(1) Earnings plus cash received in excess of revenue recognized for long-term fixed roaming arrangements and imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Software impairment charge,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments, and
•Other non-cash adjustments.

Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA is useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2016				First Quarter 2015
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$14,538	2,260	—	16,798	16,410	1,794	—	18,204
Data	34,960	34,881	37,130	106,971	31,272	36,298	28,876	96,446
Video	28,347	5,062	—	33,409	29,225	4,414	—	33,639
Voice	7,042	9,562	5,854	22,458	7,801	10,706	5,089	23,596
Total	$84,887	51,765	42,984	179,636	84,708	53,212	33,965	171,885

(Amounts in thousands)
	First Quarter 2016				Fourth Quarter 2015
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$14,538	2,260	—	16,798	19,233	2,020	—	21,253
Data	34,960	34,881	37,130	106,971	34,442	35,012	34,645	104,099
Video	28,347	5,062	—	33,409	28,445	5,308	—	33,753
Voice	7,042	9,562	5,854	22,458	7,160	9,524	5,447	22,131
Total	$84,887	51,765	42,984	179,636	89,280	51,864	40,092	181,236

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				March 31, 2016		March 31, 2016
				as compared to		as compared to
	March 31,	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2016	2015	2015	2015	2015	2015	2015
Wireline Segment
Consumer
Data
Cable modem subscribers	127,800	121,700	127,300	6,100	500	5.0%	0.4%
Video
Basic subscribers	112,200	114,700	114,000	(2,500)	(1,800)	(2.2)%	(1.6)%
Digital programming tier subscribers	57,700	62,300	59,500	(4,600)	(1,800)	(7.4)%	(3.0)%
HD/DVR converter boxes	117,700	109,900	114,000	7,800	3,700	7.1%	3.2%
Homes passed	253,100	248,700	251,900	4,400	1,200	1.8%	0.5%
Voice
Local access lines in service	50,100	53,400	50,400	(3,300)	(300)	(6.2)%	(0.6)%
Business Services
Data
Cable modem subscribers	12,800	14,100	12,700	(1,300)	100	(9.2)%	0.8%
Voice
Local access lines in service	46,400	47,500	46,600	(1,100)	(200)	(2.3)%	(0.4)%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	28,000	32,900	28,100	(4,900)	(100)	(14.9)%	(0.4)%
Consumer prepaid lines in service	23,900	24,500	23,800	(600)	100	(2.4)%	0.4%
Consumer postpaid lines in service	145,400	152,600	146,300	(7,200)	(900)	(4.7)%	(0.6)%
Business Services postpaid lines in service	28,700	28,600	29,600	100	(900)	0.3%	(3.0)%
Total wireless lines in service	226,000	238,600	227,800	(12,600)	(1,800)	-5.3%	-0.8%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				March 31, 2016		March 31, 2016
	Three Months Ended			as compared to		as compared to
	March 31,	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2016	2015	2015	2015	2015	2015	2015
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$83.53	$84.37	$83.10	$(0.84)	$0.43	(1.0)%	0.5%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$87.81	$83.93	$87.31	$3.88	$0.50	4.6%	0.6%

Wireless
Average monthly revenue per subscriber	$40.06	$48.23	$43.37	$(8.17)	$(3.31)	(16.9)%	(7.6)%